UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CSX held its Annual Meeting on Wednesday, May 6, 2020. The final voting results for each matter submitted to a shareholder vote at the Annual Meeting are set forth below.

Item 1:	The following eleven persons were elected to the CSX Board of Directors:

	For	Against	Abstain	Broker Non-Votes	Total
Donna M. Alvarado	551,254,890	32,657,655	1,833,131	91,636,054	677,381,730
Pamela L. Carter	573,423,953	10,530,641	1,791,082	91,636,054	677,381,730
James M. Foote	571,847,793	12,100,905	1,796,978	91,636,054	677,381,730
Steven T. Halverson	538,267,475	45,441,513	2,036,688	91,636,054	677,381,730
Paul C. Hilal	569,784,274	14,067,064	1,894,338	91,636,054	677,381,730
John D. McPherson	555,645,632	28,210,554	1,889,490	91,636,054	677,381,730
David M. Moffett	573,127,289	10,746,444	1,871,943	91,636,054	677,381,730
Linda H. Riefler	562,702,303	21,219,766	1,823,607	91,636,054	677,381,730
Suzanne M. Vautrinot	575,013,173	8,920,907	1,811,596	91,636,054	677,381,730
J. Steven Whisler	579,438,104	4,298,620	2,008,952	91,636,054	677,381,730
John J. Zillmer	502,367,588	78,683,096	4,694,992	91,636,054	677,381,730

Item 2:	Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2020, by the votes set forth in the table below:

For	Against	Abstain	Total
654,415,820	20,962,461	2,003,449	677,381,730

Item 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of CSX’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Total
434,924,010	143,979,219	6,842,447	91,636,054	677,381,730

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President - Chief Legal Officer & Corporate Secretary

DATE: May 11, 2020